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                               PARTICIPATION AGREEMENT

                    AMONG TEMPLETON VARIABLE PRODUCTS SERIES FUND,
                      FRANKLIN TEMPLETON DISTRIBUTORS, INC. and
                         METROPOLITAN LIFE INSURANCE COMPANY

     THIS AGREEMENT made as of May 1, 1999, among Templeton Variable Products Series Fund (the "Trust"), an open-end management investment company organized as a business trust under Massachusetts law, Franklin Templeton Distributors, Inc., a California corporation, the Trust's principal underwriter ("Underwriter"), and Metropolitan Life Insurance Company, a life insurance company organized as a corporation under New York law (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A, as may be amended from time to time (the "Accounts").

                                W I T N E S S E T H:

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and has an effective registration statement relating to the offer and sale of the various series of its shares under the Securities Act of 1933, as amended (the "1933 Act");

     WHEREAS, the Trust and the Underwriter desire that Trust shares be used as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by life insurance companies which have entered into fund participation agreements with the Trust (the "Participating Insurance Companies");

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets, and certain of those series, named in Schedule B, (the "Portfolios") are to be made available for purchase by the Company for the Accounts; and

     WHEREAS, the Trust represents that it has received an order from the SEC, dated November 16, 1993 (File No. 812-8546), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, as amended, and Rules 6e-2(b)
(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Funding Exemptive Order");


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     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act unless an exemption from registration under the 1940 Act is available and the Trust has been so advised; and has registered or will register interests in the separate account listed on Schedule C attached hereto which may be amended from time to time, under which the portfolios are to be made available as investment vehicles (the "Contracts") under the 1933 Act unless such interests under the Contracts in the Accounts are exempt from registration under the 1933 Act and the Trust has been so advised;

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such account on Schedule A hereto, to set aside and invest assets attributable to one or more Contracts; and

     WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, each investment adviser listed on Schedule B (each, an "Adviser") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") and any applicable state securities laws;

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

     NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:


                                     ARTICLE I.
                 PURCHASE AND REDEMPTION OF TRUST PORTFOLIO SHARES

     1.1 For purposes of this Article I, the Company shall be the Trust's agent for receipt of purchase orders and requests for redemption relating to each Portfolio from each Account, provided that the Company notifies the Trust of such purchase orders and requests for redemption by 10:00 a.m. Eastern time on the next following Business Day, as defined in Section 1.3.

     1.2 The Trust agrees to make shares of the Portfolios available to the Accounts for purchase at the net asset value per share next computed after receipt of a purchase order by the Trust (or its agent), as established in


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accordance with the provisions of the then current prospectus of the Trust describing Portfolio purchase procedures on those days on which the Trust calculates its net asset value pursuant to rules of the SEC, and the Trust shall use its best efforts to calculate such net asset value on each day on which the New York Stock Exchange ("NYSE") is open for trading. The Company will transmit orders from time to time to the Trust for the purchase of shares of the Portfolios. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio. Except for market timing issues, when practicable, the Trust will provide the Company with thirty (30) days written notice of its intention to refuse to sell Portfolio shares pursuant to this Agreement. The Company acknowledges receipt of the Trustees' December 1, 1998 resolution addressing market timing.

     1.3 The Company shall submit payment for the purchase of shares of a Portfolio on behalf of an Account no later than the close of business on the next Business Day after the Trust receives the purchase order. Payment shall be made in federal funds transmitted by wire to the Trust or its designated custodian. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust for this purpose. "Business Day" shall mean any day on which the NYSE is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

     1.4 The Trust will redeem for cash any full or fractional shares of any Portfolio, when requested by the Company on behalf of an Account, at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio redemption procedures. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Redemption with respect to a Portfolio will normally be paid to the Company for an Account in federal funds transmitted by wire to the Company before the close of business on the next Business Day after the receipt of the request for redemption. Such payment may be delayed if, for example, the Portfolio's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. The Trust will use good faith in determining when payments will be delayed and currently anticipates delaying redemption only in circumstances where extraordinary market conditions, or the size of the redemption relative to the size of a given Fund will detriment remaining shareholders if made immediately. The Trust and


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Underwriter agree to consult with the Company, in good faith, to determine a plan for the orderly disposition of assets to meet redemption requests from contract owners in the event of such a delay.

     1.5 Payments for the purchase of shares of the Trust's Portfolios by the Company under Section 1.3 and payments for the redemption of shares of the Trust's Portfolios under Section 1.4 may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer on that Business Day.

     1.6 Issuance and transfer of the Trust's Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Portfolio Shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.7 The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.8 The Trust shall calculate the net asset value of each Portfolio on each Business Day, as defined in Section 1.3. The Trust shall make the net asset value per share for each Portfolio available to the Company or its designated agent on a daily basis in accordance with mutually agreed upon guidelines for electronic transmission (which transmission will be by electronic file) as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use reasonable efforts to make such net asset value per share available by 7:00 p.m. Eastern time each Business Day.

     1.9 The Trust and Underwriter agree that Portfolio shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Shared Funding Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that it will use Trust shares only for the purposes of funding the Contracts through the Accounts listed in Schedule A, as amended from time to time.

     1.10 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those required by the Shared Funding Exemptive Order, including 2.3 and Article IV of this Agreement.


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

     1.11 Each party to this Agreement shall have the right to rely on information or confirmations provided by any other party (or by any affiliate of any other party), and shall not be liable in the event that an error results from any incorrect information or confirmations supplied by any other party. If an error is made in reliance upon incorrect information or confirmations, any amount required to make a Contract owner's account whole shall be borne by the party who provided the incorrect information or confirmation.

     1.12 The Trust shall send to the Company, (i) confirmations of activity in the Separate Account within five (5) business days after each date on which a purchase or redemption of shares of the Company is effected for the Account, and
(ii) statements detailing activity in the Account upon request.


                                    ARTICLE II.
                   OBLIGATIONS OF THE PARTIES; FEES AND EXPENSES

     2.1 The Trust shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares of the Portfolios, preparation and filing of the documents listed in this
Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2 At the option of the Company, the Trust shall either (a) provide the Company with as many copies of the Trust's current prospectus, annual report for any specific Portfolio or combination thereof, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing, or in a computer diskette or Internet format that cannot be changed by the Company (i.e. read-only or PDF format). The Trust will provide the Company with the prospectus (pursuant to either (a) or (b) above) as soon as reasonably possible after it receives final SEC comments and before the date of the prospectus (if reasonably possible). If the Company elects to include any materials provided by the Trust, specifically prospectuses, SAIs, shareholder reports and proxy materials, on its web site or any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust and for replacing such materials with all updates provided by the Trust. The prospectus will contain only those Portfolios specified by the Company, upon reasonable notice by the Company. The Trust shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy


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materials in such quantity as the Company shall reasonably require for distribution to Contract owners. The Trust or Underwriter shall bear the costs of distributing such proxy materials (or similar materials such as voting solicitation instructions) to the Company's Contract owners. Expenses of printing and furnishing prospectuses, SAIs and shareholder reports of the Contract and the Trust for marketing purposes shall be borne by the Company. Expenses for furnishing such documents of the Trust for current Contract owners invested in the Trust shall be borne by the Trust or Underwriter, and shall be pro-rated if such Trust documents are combined with those of the contract or other investment companies.

     2.3 If and to the extent required by law, the Company shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares in each Account for which no instructions have been received in the same proportion as Trust shares of such Portfolio in that Account for which instructions have been received; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. The Trust and Underwriter agree that Participating Insurance Companies shall be contractually obligated to assure that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with the Shared Funding Exemptive Order. The Company shall abide by the terms and conditions of the Shared Funding Exemptive Order. The Company shall be responsible for assuring that the Accounts calculate voting privileges in a manner consistent with the standards set forth in Schedule E which procedures may be adjusted by the parties on a case-by-case basis. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

     2.4 Except as provided in section 2.5, the Company shall not use any designation comprised in whole or part of the names or marks "Franklin" or "Templeton" or any other Trademark of or relating to the Trust, the Underwriter or their affiliates without prior written consent, and upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable. Notwithstanding the prior sentence, the Company may use "Franklin" or "Templeton" in the name of the funding option offered under the Contracts as long as it invests exclusively in a Franklin or Templeton Portfolio.

     2.5 (a) The Company shall furnish, or cause to be furnished to the Trust or its designee, at least one complete copy of each registration statement,


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prospectus, statement of additional information, retirement plan disclosure information or other disclosure documents or similar information, as applicable (collectively "disclosure documents"), as well as any report, solicitation for voting instructions, sales literature and other promotional materials, and all amendments to any of the above that relate to the Contracts or the Accounts
prior to its first use.   Except for provision 2.5(b), the Company shall
furnish, or shall cause to be furnished, to the Trust or its designee each piece of sales literature or other promotional material in which the Trust or an Adviser is named, at least 15 Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material. The Trust shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company is described in a material manner, at least fifteen (15) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

        (b) The Company intends to create and provide Contract owners with "fact sheets" of participating funds on a regular basis. The Company will initially provide a template fact sheet to the Underwriter for its approval. Thereafter, the Company will provide the Underwriter with samples of the fact sheets for approval only if the content or format of the report changes substantially. Generally, the parties agree to good faith mutual cooperation in the resolution of novel or controversial issues concerning sales literature that may arise pursuant to this Agreement.

        (c) For purposes of this Section 2.5, "sales literature or other promotional material" includes, but is not limited to, portions of the following that use any Trademark related to the Trust or Underwriter or refer to the Trust or affiliates of the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or electronic communication or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and disclosure documents, shareholder reports and proxy materials.

     2.6 The Company and its agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from


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

the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

     2.7 The Trust shall use its best efforts to provide the Company, on a timely basis, with such information about the Trust, the Portfolios and each Adviser, in such form as the Company may reasonably require, as the Company shall reasonably request in connection with the preparation of disclosure documents and annual and semi-annual reports pertaining to the Contracts.

     2.8 Neither the Trust nor the Distributor shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from disclosure documents for the Contracts (as such disclosure documents may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

     2.9 The Underwriter or an affiliate may make payments (other than pursuant to a Rule 12b-1 Plan) to the Company or its affiliates or to the Contracts' underwriter in amounts agreed to in a separate written agreement and such payments may be made out of fees otherwise payable to the Underwriter or its affiliates, profits of the Underwriter or its affiliates, or other resources available to the Underwriter or its affiliates. This Agreement, however, shall not obligate the Trust or the Underwriter to pay any fee or other compensation to the Company.


                                    ARTICLE III.
                           REPRESENTATIONS AND WARRANTIES

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of New York and that it has legally and validly established each Account as a segregated asset account under such law as of the date set forth in Schedule A.

     3.2 The Company represents and warrants that, with respect to each Account,
(1) the Company has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated asset account for


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the Contracts, or (2) if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, the Company will make every effort to maintain such exemption and will notify the Trust and the Adviser immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

     3.3 The Company represents and warrants that, with respect to each Contract, (1) the interests in the Separate Account funding the Contract will be registered under the 1933 Act, or (2) if the Separate Account is exempt from registration under Section 3(a)(2) of the 1933 Act or under Section 4(2) and Regulation D of the 1933 Act, the Company will make every effort to maintain such exemption and will notify the Trust and the Adviser immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future. The Company further represents and warrants that the Contracts will be sold by broker-dealers, or their registered representatives, who are registered with the SEC under the 1934 Act and who are members in good standing of the NASD; the interests in the separate Account funding the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.


For any unregistered Accounts which are exempt from registration under the '40 Act in reliance upon Sections 3(c)(1) or 3(c)(7) thereof, the Company represents and warrants that:

     (a) each Account and sub-account thereof has a principal underwriter which is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended;

     (b) Trust shares are and will continue to be the only investment securities held by the corresponding Account sub-accounts; and

     (c) with regard to each Portfolio, the Company, on behalf of the corresponding sub-account, will:

          (1) seek instructions from all Contract owners with regard to the voting of all proxies with respect to Trust shares and vote such proxies only in accordance with such instructions or vote such shares held by it in the same proportion as the vote of all other holders of such shares; and


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          (2)  refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the '40 Act.

     3.4 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder (including without limitation provisions relating to shareholder voting and investment advisory contracts and fees).

     3.5 The Trust represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter.

     3.6 The Trust (i) acknowledges that each Account intends to "look-through" to the investments of each Portfolio in which it holds shares in accordance with the "look-through" rules found in Treas. Reg. 1.817-5(f) and (ii) represents and warrants that the investments of each Portfolio will comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and (iii) will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will in that event immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5. The Trust shall provide in a form substantially identical to Schedule D attached hereto, the Company with a certificate of compliance with section 817(h) diversification rules within 45 days of the close of each calendar quarter.

     3.7 The Trust represents and warrants that it is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

     3.8 The Trust represents and warrants that should it ever desire to make any payments to finance distribution expenses of the Class 1 shares available under this Agreement pursuant to Rule 12b-1 under the 1940 Act, the Trustees, including a majority who are not "interested persons" of the Trust under the


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1940 Act ( "disinterested Trustees" ), will formulate and approve any plan under
Rule 12b-1 to finance distribution expenses. In the event a Rule 12b-1 plan is adopted with respect to shares available under this Agreement, the Trust will provide commercially reasonable prior written notice thereof to the Company.

     3.9 The Trust represents and warrants that it, its directors, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less that the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

     3.10 The Company represents and warrants that all of its officers and other individuals that are so required by Rule 17g-1 of the 1940 Act are and shall be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than an amount not less than the minimum coverage required currently for entities subject to Rule 17g-1 or related provisions, as may be promulgated from time to time. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Underwriter in the event that such coverage no longer applies.

     3.11 The Underwriter represents that each Adviser (i) is duly organized and validly existing under applicable corporate law and (ii) is and shall remain duly registered under all applicable federal and state securities laws and (iii) shall perform its obligations for the Trust in compliance in all material respects with all applicable state and federal laws.

     3.12 The Trust currently intends for one or more Classes to make payments to finance its distribution expenses, including service fees, pursuant to a Plan adopted under Rule 12b-1 under the 1940 Act ("Rule 12b-1"), although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under Rule 12b-1, the Trust represents and warrants that it will comply with any then current SEC and SEC staff interpretations concerning Rule 12b-1 or any successor provisions.


                                    ARTICLE IV.
                                POTENTIAL CONFLICTS

     4.1 The parties acknowledge that a Portfolio's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material

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irreconcilable conflict between the interests of the contract owners of all
Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform the Company in writing of any determination by the Trustees that an irreconcilable material conflict exists and of the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions. All communications from the Company to the Trustees may be made in care of the Trust.

     4.3 If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its own expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such withdrawal should be implemented to a vote of all affected Contract owners and, as appropriate, withdrawal of the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such withdrawal, or offering to the affected Contract owners the option of making such a change; and
(b) establishing a new registered management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust in accordance with the terms of this Agreement.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with a majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust in accordance with the terms of this Agreement.

     4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

     4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Trustees.

     4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

                                     ARTICLE V.
                                  INDEMNIFICATION

     5.1 INDEMNIFICATION BY THE COMPANY

               (a) The Company agrees to indemnify and hold harmless the Underwriter, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this
          Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be withheld for any settlement that would be commercially reasonable for the Indemnified Parties in the absence of this Section 5.1) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Trust Shares or the Contracts and:

                    (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

                    (ii) arise out of or result from statements or
               representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2 (a)(i)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Trust shares; or

                    (iii) arise out of or result from any untrue statement or
               alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a)(i) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by the Company; or

                    (iv) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

                    (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company,

          as limited by and in accordance with the provisions of 5.1(b) and 5.1(c).

               (b) The Company shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable.

               (c) The Company shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent). Failure to notify the Company of any such claim shall not relieve the Company from any liability except to the extent that the Company has been prejudiced by such failure to give notice, or from any other liability it may have to the Indemnified Party. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action, subject to the Indemnified Parties' consent, which shall not be unreasonably withheld. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof except that in no event shall the Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

               (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

     5.2 INDEMNIFICATION BY THE UNDERWRITER

          (a) The Underwriter agrees to indemnify and hold harmless the Company, the underwriter of the Contracts and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually an "Indemnified Party" for purposes of this Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be withheld for any settlement that would be commercially reasonable for the Indemnified Parties in the absence of this
     Section 5.2) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Trust's Shares or the Contracts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the "Trust Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of the Company for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the disclosure documents or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a disclosure document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

               (iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified in Section 3.7 of this Agreement and the diversification requirements specified in Section 3.6 of this Agreement); or

               (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter, as limited by and in accordance with the provisions of Sections 5.2(b) and 5.2(c) hereof.

          (b) The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

          (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from its obligations hereunder except to the extent that the Underwriter has been prejudiced by such failure to give notice, or from any other liability it may have to the Indemnified Party. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

     5.3 INDEMNIFICATION BY THE TRUST

          (a) The Trust agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Section 5.3(b) and 5.3(c) hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort to be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

          (b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Trust, the Underwriter or each Account, whichever is applicable.

          (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Company and the Underwriter agree promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either the Account, or the sale or acquisition of shares of the Trust.



                                    ARTICLE VI.
                                    TERMINATION

     6.1 This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios with or without cause by six (6) months advance written notice delivered to the other parties, and shall terminate immediately in the event of its assignment, as that term is used in the 1940 Act.


     6.2 This Agreement may be terminated at the option of either the Trust or the Underwriter, under the following circumstances:

               (a) by written notice to the Company with respect to any Portfolio, Account or Contract in the event any Account or Contract is not registered, issued or sold in accordance with applicable law as warranted above, or such law precludes the Trust from selling its shares for use as the underlying investment media of the Contracts issued or to be issued by the Company; or

               (b) in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if the Trust or the Underwriter reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

               (c) by written notice to the Company with respect to any Portfolio if the Trust or the Underwriter reasonably believes that the Company will fail to comply with the Shared Fund Order; or

               (d) if (i) the Trust or Underwriter, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Company's ability to perform its obligations under this Agreement, (ii) the Trust or Underwriter notifies the Company of that determination and its intent to terminate this Agreement, AND (iii) after considering the actions taken by the Company and any other changes in circumstances since the giving of such a notice, which consideration shall be presumed and shall not require any action by the Trust or the Underwriter, the Trust or Underwriter have not revoked their notice by on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination.

     6.3 This Agreement may be terminated at the option of the Company under the following circumstances:

               (a) by written notice to the other parties with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

               (b) by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold to the Company in accordance with applicable law as warranted above, or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

               (c) in the event that formal administrative proceedings are instituted against the Trust, the Underwriter or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust, the Underwriter or the Adviser to perform their obligations under this Agreement; or

               (d) by written notice to the Trust with respect to any Portfolio if the Company reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified herein; or

               (e) if (i) the Company shall determine, in its sole judgment reasonably exercised in good faith, that the Trust or Underwriter has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Trust's or Underwriter's Adviser's ability to perform its obligations under this Agreement, (ii) the Company notifies the Trust or Underwriter, as appropriate, of that determination and its intent to terminate this Agreement, AND (iii) after considering the actions taken by the Trust or Underwriter and any other changes in circumstances since the giving of such a notice, which consideration shall be presumed and shall not require any action by the Company, the Company has not revoked its notice by the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination.

     6.4 If this Agreement is terminated for any reason, except under Article IV (Potential Conflicts) above, the Trust shall, at the option of the Company, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to all of the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement ("Existing Contracts"). Owners of Existing Contracts shall be permitted to maintain their investments in the Trust, to reallocate investments in the Trust, to redeem investments in the Trust and/or invest in the Trust by making additional purchase payments under the Existing Contracts. All relevant provisions of this Agreement shall remain if effect for purposes of Existing Contracts. If this Agreement is terminated pursuant to Article IV, the provisions of Article IV shall govern.

     6.5 The provisions of Articles II (Representations and Warranties) and V (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.4, except that the Trust and the Underwriter shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.

     6.6 The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions (including the deduction of applicable fees and charges),
(ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.


                                    ARTICLE VII.
                                      NOTICES.

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Trust or the Underwriter:

               Templeton Variable Products Series Fund or
               Franklin Templeton Distributors, Inc.
               500 E. Broward Boulevard
               Fort Lauderdale, FL  33394-3091
                    Attention:     Barbara J. Green, Trust Secretary

                    WITH A COPY TO

               Franklin Resources, Inc.
               777 Mariners Island Boulevard
               San Mateo, CA   94404
                    Attention:     Karen L. Skidmore, Associate General Counsel

         If to the Company:


               Metropolitan Life Insurance Company
               Specialized Benefit Resources
               485-B U.S. Highway One South, Suite 420
               Iselin, NJ  08830
                    Attention:  William Rhatigan, Vice President

                    WITH A COPY TO

               Robin Wagner, Esq.
               Metropolitan Life Insurance Company
               485-B U.S. Highway One South, Suite 420
               Iselin, NJ  08830

                                   ARTICLE VIII.
                                   MISCELLANEOUS

     8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the Trust to the Company.

     8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7 At the request of any party to this Agreement, each other party will make available to the other party's independent auditors all relevant records, data and access to operating procedures that pertain to the performance of services under this Agreement and may be reasonably requested. However, the Trust shall own and control all of its records pertaining to its performance of the services under this Agreement.

     8.8 The Trust, and the Underwriter shall treat as confidential the names and addresses of the Contract owners and each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto, and, except as permitted by this Agreement or as required by legal process or regulatory authorities, shall not disclose, disseminate, or utilize such names and addresses and other confidential information until such time as they may come into the public domain, without the express written consent of the affected party. Without limiting the foregoing, no party hereto shall disclose any information that such party has been advised is proprietary, except such information that such party is required to disclose by any appropriate governmental authority (including, without limitation, the SEC, the NASD, and state securities and insurance regulators).

     Each party shall use reasonable efforts to provide non-confidential information related to this Agreement that may be reasonably requested by another party from time to time, in connection with the performance of this Agreement, and reporting to management and customers. This information will be provided within a commercially reasonable time after receiving such requests.

     8.9 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.10 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

     8.11 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

     8.12 No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

          IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                        The Company:
                                        METROPOLITAN LIFE INSURANCE COMPANY
                                        By its authorized officer

                                        By:  /s/ John Ryan
                                             -----------------------------------
                                        Name:  John Ryan
                                        Title:   Vice-President

                                        The Trust:
                                        TEMPLETON VARIABLE PRODUCTS SERIES FUND
                                        By its authorized officer

                                        By:  /s/ Karen L. Skidmore
                                             -----------------------------------
                                        Name: Karen L. Skidmore
                                        Title: Assistant Vice President,
                                               Assistant Secretary

                                        The Underwriter:
                                        FRANKLIN TEMPLETON DISTRIBUTORS, INC.
                                        By its authorized officer


                                        By:  /s/ Deborah R. Gatzek
                                             -----------------------------------
                                        Name:  Deborah R. Gatzek
                                        Title: Senior Vice President, Assistant
                                               Secretary

                                     SCHEDULE A

                                SEPARATE ACCOUNT OF
                        METROPOLITAN LIFE INSURANCE COMPANY

1.   Separate Account UL
     Date Established: December 13, 1988
     SEC Registration Number: 33-57320

                                     SCHEDULE B

                       TRUST PORTFOLIOS AND CLASSES AVAILABLE

Templeton Variable Products Series      Adviser
----------------------------------      -------

Templeton International Fund            Templeton Investment Counsel, Inc.
     -Class 1


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                                      SCHEDULE C

                          VARIABLE LIFE INSURANCE CONTRACT
                    ISSUED BY METROPOLITAN LIFE INSURANCE COMPANY



                                                         REPRESENTATIVE
CONTRACT                                                  FORM NUMBER
--------                                                  -----------
1.  Separate Account UL
Title:    Metflex                                         Form:
SEC Registration Number:


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                                     SCHEDULE D

                             FORM OF COMPLIANCE LETTER


Metropolitan Life Insurance Company
Attn: William Rhatigan
485-B U.S. Highway One South
Suite 420
Iselin, NJ 08830

Dear ___________:

Based upon the review of procedures performed by Franklin Templeton Services, Inc. for the quarter ended _________, 1999, the Templeton Variable Products Series Fund - Templeton International Fund is in compliance with the Section 817(h) requirements as outlined in the Internal Revenue Code. For your reference, I have included a copy of the portfolio holdings as of _________, 1999.

If you have any questions, please do not hesitate to contact me at (954)
527-7634.

Sincerely,




Tax Manager


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                                     SCHEDULE E


The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Trust by the Underwriter and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Company by the Trust as early as possible before the date set by the Trust for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before the meeting.

2. Promptly after the Record Date, the Company will perform a "tape run," or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customer's account as of the Record Date.

Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to provide all required contract holder information to the Trust, as soon as possible, but no later than one week after the Record Date.

3. The test and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Trust. The Trust, at its expense, shall produce and personalize the Voting Instruction cards. The Legal Department of the Trust must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

     a..  Names (legal name as found on account registration)
     b.   Address
     c.   Portfolio or account number
     d.   Coding to state number of units


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     e.   Individual Card number for use in tracking and verification of votes
          (already on Cards as printed by the Company). (These related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

4. During this time, the Trust's Legal Department will develop, produce, and the Trust will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to the Company for insertion into envelopes (envelopes and return envelopes as provided and paid for by the Company). Contents of envelope sent to customers by the Company will include:

     a.   Voting Instruction Card(s)
     b.   One Proxy notice and statement (one document)
     c. Return envelope (postage pre-paid by Insurance Company) addressed to the Company or its tabulation agent
     d. "Urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that request Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Company.)
     e. Cover letter - optional, supplied by Company and reviewed and approved in advance by the Trust's Legal Department.

5. The above contents should be received by the Company approximately 3-5 business days before the mail date. Individuals in charge at the Company review and approve the contents of the mailing package to ensure correctness and completeness. Copy of this approval is sent to Trust's Legal Department.

6.   Package mailed by the Company.
* The Trust must allow at least a 15 day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

7. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin date entry.

Note: Postmarks are not generally needed. A need for postmark information would be due to Company's internal procedure.


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

8. If Cards are mutilated, or for any reason are illegible or not signed properly, they are sent back to the Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Such mutilated or illegible Cards are "hand verified," i.e., examined as to why they did note complete the system. Any questions on those Cards are usually remedied individually.

9. There are various control procedures used to ensure proper tabulation of votes and accuracy of the tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; and estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

10. The actual tabulation of votes is done in units which are then converted to shares. (It is very important that the Company receives the tabulations stated in terms of a percentage and the number of shares.) The Trust's Legal Department must review and approve tabulation format.

11. Final tabulation in shares is verbally given by the Company to the Trust's Legal Department on the morning not later than 8:00 a.m. Eastern time. The Trust's Legal Department may request an earlier deadline if required to calculate the vote in time for the meeting.

12. A Certificate of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Trust's Legal Department will provide a standard form for each Certification.

13. The Trust will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Trust's Legal Department will be permitted reasonable access to such Cards.

14. All approvals and "signing-off' may be done orally, but must always be followed up in writing.


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